UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2020

Livongo Health, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38983	26-3542036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 West Evelyn Avenue, Suite 150

Mountain View, California 94041

(Address of Principal Executive Offices, including Zip Code)

(866) 435-5643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	LVGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced merger between Livongo Health, Inc., a Delaware corporation (“Livongo” or the “Company”) and Teladoc Health, Inc., a Delaware corporation (“Teladoc”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 5, 2020 (the “Merger Agreement”), by and among Livongo, Teladoc and Tempranillo Merger Sub, Inc. (“Merger Sub”), on October 30, 2020 (the “Closing Date”), Merger Sub merged with and into Livongo, with Livongo surviving as a wholly-owned subsidiary of Teladoc (the “Merger”). As a result of the Merger, Livongo, along with its subsidiaries, became subsidiaries of Teladoc.

On the Closing Date, the Merger was completed. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.001 par value per share, of Livongo (the “Livongo Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by any stockholder who properly demands and perfects his, her or its appraisal rights with respect to such shares and treasury shares held by Livongo) was converted into the right to receive (i) 0.5920 shares of a share of common stock, par value $0.001 per share, of Teladoc (the “Stock Consideration”), and (ii) $4.24 in cash, without interest (together with the Stock Consideration, the “Merger Consideration” or, each, a “unit of Reference Property”). In addition, prior to the Effective Time, Livongo’s board of directors (the “Board”) declared a special cash dividend (the “Special Dividend”) equal to $7.09 per share of Livongo Common Stock, conditioned upon the closing of the Merger and the other transactions contemplated by the Merger Agreement. It is anticipated that the Special Dividend will be paid on or around November 3, 2020 to Livongo stockholders of record on the October 29, 2020 record date.

Item 1.01. Entry into a Material Definitive Agreement.

First Supplemental Indenture

On the Closing Date, Livongo, Teladoc and U.S. Bank National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of June 4, 2020 (the “Indenture”), between Livongo and the Trustee, relating to Livongo’s 0.875% Convertible Senior Notes due 2025 (the “Notes”). As of the date hereof, approximately $550.0 million aggregate principal amount of the Notes are outstanding.

The First Supplemental Indenture provides that, from and after the Effective Time, the right to convert each $1,000 principal amount of the Notes was changed into a right to convert such principal amount of the Notes into a number of units of Reference Property equal to the conversion rate then in effect, subject to Teladoc’s right to settle any conversion of Notes in units of Reference Property, cash or any combination thereof. Upon consummation of the Merger, the conversion rate of the Notes is 13.2329 units of Reference Property and, as a result of the payment of the Special Dividend, the conversion rate of the Notes is expected to increase to 13.9400 units of Reference Property, effective immediately after the open of business on November 2, 2020. In addition, Teladoc has agreed to guarantee Livongo’s obligations under the Indenture and the Notes as provided in the First Supplemental Indenture.

The foregoing description of the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference. Certain portions of Section 14.04 of the Indenture were previously omitted from the as-filed version on account of a clerical error and are included in Exhibit 4.1 hereto.

Waiver, Consent and Fourth Amendment to Loan and Security Agreement

In connection with the Merger, the Company entered into the Waiver, Consent and Fourth Amendment to Loan and Security Agreement, dated as of October 30, 2020 (the “SVB Amendment”), by and between the Company, as borrower, and Silicon Valley Bank, as lender. The SVB Amendment amends the Company’s senior credit facility under the Loan and Security Agreement, dated as of July 12, 2019, by and between the Company, as borrower, and Silicon Valley Bank, as lender, as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 2, 2019, by and between the Company, as borrower, and Silicon Valley Bank, as lender, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of June 1, 2020, among the Company, as borrower, and Silicon Valley Bank, as lender, and as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of June 1, 2020, among the Company, as borrower, and Silicon Valley Bank, as lender (the “Original Credit Agreement”, as amended, modified, supplemented or restated, the “Credit Agreement”).

The SVB Amendment provides for, among other things, (i) Silicon Valley Bank’s consent to the Merger and the other transactions contemplated by the Merger Agreement, and (ii) certain modifications to the Original Credit Agreement.

The foregoing description of the SVB Amendment is not complete and is qualified in its entirety by reference to the full text of the SVB Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Capped Call Transactions

On June 1, 2020, concurrently with the pricing of the Notes, and on June 2, 2020, concurrently with the initial purchasers’ exercise of their option to purchase additional Notes, Livongo entered into capped call transactions with certain of the initial purchasers and/or their respective affiliates or other financial institution (the “Option Counterparties”).

In connection with the Merger, Livongo and the Option Counterparties agreed to terminate all outstanding capped call transactions. As a result of the termination, the Option Counterparties are required to make an aggregate payment of approximately $91.7 million to Livongo with respect to termination of the capped call transactions. Upon such payments, all outstanding capped call transactions will be terminated.

The above description of the capped call transactions is a summary only and is qualified in its entirety by reference to the form of the capped call confirmations executed by Livongo and each Option Counterparty as of the dates specified above, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Livongo on June 4, 2020, and which is incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding option to purchase shares of Livongo Common Stock (“Livongo Stock Option”), whether vested or unvested, is being converted into an option to purchase a number of shares of common stock, par value $0.001 per share, of Teladoc (“Teladoc Common Stock”) equal to the product of (i) the number of shares of Livongo Common Stock subject to such Livongo Stock Option immediately prior to the Effective Time and (ii) the Equity Award Adjustment Ratio (as defined below) (rounded down to the nearest whole share of Teladoc Common Stock on an award-by-award basis), with an exercise price equal to the quotient of (x) the exercise price of such Livongo Stock Option and (y) the Equity Award Adjustment Ratio (rounded up to the nearest whole cent), in each case, subject to the same terms and conditions as were applicable to such Livongo Stock Option immediately prior to the Effective Time (including applicable vesting conditions).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding award of restricted Livongo Common Stock (“Livongo Restricted Stock”) is being converted into an award of a number of shares of restricted Teladoc Common Stock equal to the product of (i) the number of shares of Livongo Common Stock subject to such award of Livongo Restricted Stock immediately prior to the Effective Time and (ii) the Equity Award Adjustment Ratio (rounded down to the nearest whole share of Teladoc Common Stock on an award-by-award basis), subject to the same terms and conditions as were applicable to such award of Livongo Restricted Stock immediately prior to the Effective Time (including applicable vesting conditions).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding restricted stock unit award in respect of Livongo Common Stock that is subject solely to time vesting (“Livongo RSU”) is being converted into a number of restricted stock units with respect to a number of shares of Teladoc Common Stock equal to the product of (i) the number of shares of Livongo Common Stock subject to such Livongo RSU award immediately prior to the Effective Time and (ii) the Equity Award Adjustment Ratio (rounded down to the nearest whole share of Teladoc Common Stock on an award-by-award basis), subject to the same terms and conditions as were applicable to such Livongo RSU immediately prior to the Effective Time (including applicable vesting conditions).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding restricted stock unit award in respect of Livongo Common Stock that is subject to performance vesting conditions (“Livongo PSU”) is being converted, on the basis of assuming full achievement of all applicable performance goals, into a number of restricted stock units with respect to a number of shares of Teladoc Common Stock equal to the product of (i) the number of shares of Livongo Common Stock subject to such Livongo PSU award immediately prior to the Effective Time and (ii) the Equity Award Adjustment Ratio (rounded down to the nearest whole share of Teladoc Common Stock on an award-by-award basis), subject to the same terms and conditions as were applicable to such Livongo PSU immediately prior to the Effective Time; provided that any such converted Livongo PSU will continue to be subject to any time-based vesting terms applicable to the Livongo PSU prior to such conversion, but subject only to the continued service of the holder through each applicable vesting date and will not be subject to any performance goals or metrics following the Effective Time.

In addition, as of the Effective Time, each share of Livongo Common Stock that remained available for issuance (the “Residual Shares”) pursuant to the Livongo 2019 Equity Incentive Plan is being converted into shares of Teladoc Common Stock available for issuance determined by multiplying the number of Residual Shares by the Equity Award Adjustment Ratio.

For purposes of converting Livongo Stock Options, Livongo Restricted Stock, Livongo RSUs and Livongo PSUs (collectively, “Livongo Equity Awards”), the “Equity Award Adjustment Ratio” means the quotient determined by dividing (i) the volume weighted average closing price of Livongo Common Stock on the four trading days ending on October 29, 2020, by (ii) the volume weighted average closing price of Teladoc Common Stock on the New York Stock Exchange on the four trading days beginning on October 29, 2020, the trading day prior to the Effective Time.

The conversion of the Livongo Equity Awards described above will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, in the case of any Livongo Stock Option to which Sections 422 or 423 of the Code applies, the exercise price and the number of shares of Teladoc Common Stock purchasable pursuant to such option will be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

In connection with the Merger, Teladoc paid approximately $432.1 million in cash and issued approximately 60.3 million shares of Teladoc Common Stock in aggregate as the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by, reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Livongo’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2020, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 30, 2020, in connection with the consummation of the Merger, Livongo notified The Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that the trading of Livongo Common Stock on Nasdaq be suspended prior to market open on October 30, 2020 and that the listing of the shares of Livongo Common Stock on Nasdaq be withdrawn. In addition, Livongo requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the shares of Livongo Common Stock from Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Livongo intends to file with the SEC a Form 15 suspending Livongo's reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, a change in control of Livongo occurred, and Livongo became a direct, wholly-owned subsidiary of Teladoc.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, immediately following the Effective Time, (i) pursuant to the requirements of the Merger Agreement, all members of the Board resigned and (ii) each of Zane Burke, Lee Shapiro, Jennifer Schneider, and Glen Tullman resigned from all positions as officers of Livongo and its subsidiaries.

On October 28, 2020, the Board approved certain acceleration of the named executive officers' Livongo Equity Awards, such that, immediately following the Effective Time, all Livongo Equity Awards that are converted and assumed by Teladoc under the terms of the Merger Agreement and held by Glen Tullman, Zane Burke, Jennifer Schneider, and Lee Shapiro will become fully vested and exercisable, subject, in each case, to their execution of a release of claims. Such acceleration is consistent with the terms of the supplemental agreement as described in the joint proxy statement/prospectus filed with the SEC on September 15, 2020.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, upon the Effective Time, Livongo’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of Livongo’s Seventh Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements generally include statements regarding the transaction between Teladoc and Livongo, including any statements regarding the anticipated adjustment to the conversion rate of the Notes, expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities) and any other statements regarding Teladoc’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar expressions. All such forward-looking statements are based on current expectations of Teladoc’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include uncertainties as to the risk that the anticipated U.S. federal income tax treatment of the transaction is not obtained; litigation relating to the transaction that have been or could be instituted against Teladoc, Livongo or their respective directors; the effects of disruption to Teladoc’s businesses; the effect of this communication on Teladoc’s stock price; transaction costs; Teladoc’s ability to achieve the benefits from the transaction; Teladoc’s ability to effectively integrate acquired operations into its own operations; the ability of Teladoc to retain and hire key personnel; unknown liabilities; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include the effects of industry, market, economic, political or regulatory conditions outside of Teladoc’s control (including public health crises, such as pandemics and epidemics); changes in laws and regulations applicable to Teladoc’s business model; changes in market conditions and receptivity to Teladoc’s services and offerings; results of litigation; the loss of one or more key clients of Teladoc (including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction); changes to Teladoc’s abilities to recruit and retain qualified providers into its network; the impact of the COVID-19 pandemic on the parties’ business and general economic conditions; uncertainty in the healthcare regulatory environment; and the factors set forth under the heading “Risk Factors” of Teladoc’s Annual Report and Livongo’s Annual Report, in each case on Form 10-K, and in subsequent filings with the SEC. These risks, as well as other risks associated with the transaction, are more fully discussed in the joint proxy statement/prospectus filed with the SEC in connection with the transaction. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Teladoc does not assume any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 5, 2020, by and among Livongo Health, Inc., Teladoc Health, Inc., and Tempranillo Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Livongo Health, Inc.’s Current Report on Form 8-K, filed August 6, 2020).
3.1	Seventh Amended and Restated Certificate of Incorporation of Livongo Health, Inc., effective as of October 30, 2020.
3.2	Second Amended and Restated Bylaws of Livongo Health, Inc., effective as of October 30, 2020.
4.1	Indenture, dated as of June 4, 2020, between Livongo Health, Inc. and U.S. Bank National Association, relating to Livongo Health, Inc.’s 0.875% Convertible Senior Notes due 2025.
4.2	First Supplemental Indenture, dated as of October 30, 2020, among Livongo Health, Inc., Teladoc Health, Inc. and U.S. Bank National Association, as trustee.
10.1	Waiver, Consent and Fourth Amendment to Loan and Security Agreement, dated as of October 30, 2020, by and between the Company, as borrower, and Silicon Valley Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020	Livongo Health, Inc.

	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	President